Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 20, 2020 relating to the consolidated financial statements of Ferguson plc, appearing in the Registration Statement on Form 20-F of Ferguson plc (No. 001-40066).

/s/ Deloitte LLP

London, United Kingdom

March 8, 2021